CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Specialty Series of our report dated December 23, 2019, relating to the financial statements and financial highlights, which appears in AIG Small-Cap Quality Fund’s (formerly, AIG Small-Cap Fund’s) Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers, LLP

Houston, Texas

December 15, 2020